SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):       April 18, 1997



                             A. O. SMITH CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware               1-475              39-0619790
      (State or other       (Commission File       (IRS Employer
      jurisdiction of           Number)         Identification No.)
       incorporation)

    P.O. Box 23972, Milwaukee, Wisconsin            53223-0972
    (Address of principal executive offices)        (Zip Code)


   Registrant's telephone number, including area code          (414) 359-4000

   Item 2.   Acquisition or Disposition of Assets.

             On April 18, 1997, A. O. Smith Corporation (the "Company") consummated the sale of its automotive products business (the "Division") to Tower Automotive, Inc., a Delaware corporation ("Tower"). The transaction took the form of the sale of substantially all of the assets of the Division pursuant to an Asset Purchase Agreement, dated as of January 27, 1997 (the "Asset Purchase Agreement"). There is no material relationship between Tower and the Company or any of its affiliates, directors or officers or any of their associates.

             The Division was a full service, Tier 1 supplier of motor vehicle structural components, assemblies and systems. The Division employed approximately 5,200 people at fourteen facilities in the United States, Canada and Japan. The transaction also included the sale of the Company's 60% interest in a joint venture in the People's Republic of China. The transaction did not include the Company's interest in its Mexican affiliate, which the Company also intends to sell. The Company classified the Division as "Discontinued Operations" in the Company's 1996 Annual Report on Form 10-K and described the transaction in note 2 to the consolidated financial statements contained therein.

             The Company received gross proceeds from the sale of the Division of approximately $725 million, which amount reflects additional investments and working capital changes from the initial price of $625 million and is subject to final adjustment. In addition, Tower assumed certain liabilities associated with the Division. The amount of such consideration was determined as a result of arm's length negotiations between the parties.

             The foregoing description of the terms of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.1 hereto, which exhibit is incorporated by reference herein.

   Item 7.   Financial Statements and Exhibits.

             (b) Pro forma financial information. The requisite pro forma financial information required in connection with the Item 2 disclosure is not filed herewith and will be filed on or before July 2, 1997.

             (c)  Exhibits.

                  2.1 Asset Purchase Agreement, dated as of January 27, 1997, among A. O. Smith Corporation, A. O. Smith Enterprises Ltd., Tower Automotive Acquisition, Inc., Tower Automotive, Inc. and R.J. Tower Corporation (incorporated by reference to Exhibit 2.1 of the Form S-3 Registration Statement of Tower Automotive, Inc. (Registration No. 333-21943)). Schedules thereto have not been filed; the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                   SIGNATURES


             Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 A. O. SMITH CORPORATION



                                 By:  /s/ Glen R. Bomberger
                                      Glen R. Bomberger
                                      Executive Vice President and
                                      Chief Financial Officer



                                 Date:     May 5, 1997

                                  Exhibit Index



       Number          Description


         2.1   Asset Purchase Agreement, dated as of January 27, 1997, among
               A. O. Smith Corporation, A. O. Smith Enterprises Ltd., Tower Automotive Acquisition, Inc., Tower Automotive, Inc. and R.J. Tower Corporation (incorporated by reference to Exhibit 2.1 of the Form S-3 Registration Statement of Tower Automotive, Inc. (Registration No. 333-21943)). Schedules thereto have not been filed; the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.